Exhibit 99.1

COOK PHARMICA LLC

FINANCIAL STATEMENTS

Year Ended December 31, 2016

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

Cook Group Incorporated

We have audited the accompanying financial statements of Cook Pharmica LLC (a wholly owned subsidiary of Cook Group Incorporated) (the Company), which comprise the balance sheet as of December 31, 2016, and the related statements of income, parent company net investment in Pharmica, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cook Pharmica LLC at December 31, 2016, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

July 31, 2017

COOK PHARMICA LLC

BALANCE SHEET

December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$1,500
Accounts receivable, net of allowances of $ 1,225,629	33,576,816
Inventories	16,693,378
Prepaid expenses and other	1,578,755

Total current assets	51,850,449

Property and equipment, net	173,712,667

Total assets	$225,563,116

Liabilities and invested equity
Current liabilities:
Accounts payable	$8,029,775
Accrued liabilities:
Employee compensation	5,150,379
Business taxes	1,444,158
Sundry	1,474,639
Deferred revenue	5,925,967

Total current liabilities	22,024,918

Deferred tax liability	39,051
Deferred compensation	55,706

Total liabilities	22,119,675

Commitments and contingencies	—

Invested equity:
Net parent investment	492,420,650
Retained earnings	(288,977,209)

Total invested equity	203,443,441

Total liabilities and invested equity	$225,563,116

See accompanying notes.

COOK PHARMICA LLC

STATEMENT OF INCOME

Year Ended December 31, 2016

Net revenues—external	$168,335,087
Revenues—affiliates	9,441,724

Total revenues	177,776,811
Cost of revenues	121,861,156

Gross profit	55,915,655

Sales, marketing, and administrative	21,856,446
Research and development	984,628
Corporate allocation	2,951,629
Other expense, net	103,979

Income before income taxes	30,018,973

Income tax expense	93,944

Net income	$29,925,029

See accompanying notes.

COOK PHARMICA LLC

STATEMENT OF PARENT COMPANY NET INVESTMENT IN PHARMICA

	Retained Earnings	Net Parent Investment	Total Invested Equity
Balance at January 1, 2016	$(318,902,238)	$509,656,218	$190,753,980
Net income	29,925,029	—	29,925,029
Net transactions with Cook Group	—	(17,235,568)	(17,235,568)

Balance at December 31, 2016	$(288,977,209)	$492,420,650	$203,443,441

See accompanying notes.

COOK PHARMICA LLC

STATEMENT OF CASH FLOWS

Year Ended December 31, 2016

Operating activities
Net income	$29,925,029
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16,548,728
Deferred income taxes	65,574
Other	1,281,961
Changes in operating assets and liabilities:
Accounts receivable	(11,390,244)
Inventories	(3,247,261)
Prepaid expenses and other	677,965
Accounts payable	2,402,178
Deferred revenue	(759,718)
Deferred compensation	20,268
Accrued liabilities and sundry	(411,936)

Net cash provided by operating activities	35,112,544

Investing activities
Additions of property, plant, and equipment	(17,877,090)

Net cash used in investing activities	(17,877,090)

Financing activities
Net transactions with Parent Company	(17,235,568)

Net cash used in financing activities	(17,235,568)

Net change in cash and cash equivalents	(114)
Cash and cash equivalents, beginning of year	1,614

Cash and cash equivalents, end of year	$1,500

See accompanying notes.

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

1. Business and Basis of Presentation

Cook Pharmica LLC (Pharmica or the Company) is a wholly owned subsidiary of Cook Group Incorporated (Cook Group or Parent Company). Pharmica is a leading contract development and manufacturing organization (CDMO) centrally located in Bloomington, Indiana, that serves the biopharmaceutical industry. Pharmica provides a one-source, one-location model that was developed to give biopharmaceutical companies the opportunity to work with a single CDMO through all phases of a project. This unique model supports everything from process development to large-scale biologics manufacturing, from analytical program design to formulation development (liquid or lyophilized), and from aseptic filling in vials or syringes to final packaged goods.

The accompanying financial statements have been prepared on a stand-alone basis and are derived from Cook Group’s consolidated financial statements and accounting records. The financial statements reflect Pharmica’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles. These financial statements are presented as if Pharmica had operated on a stand-alone basis for the period presented.

The financial statements include the recognition of certain assets and liabilities that have historically been recorded at the Cook Group corporate level, but are specifically identifiable or otherwise attributable to Pharmica. Pharmica utilizes centralized functions of Cook Group to support its operations, and in return, Cook Group allocates certain expenses to Pharmica. Such expenses represent costs related, but not limited to, treasury, legal, accounting, insurance, information technology, payroll administration, human resources, and other services. These costs, together with an allocation of certain Cook Group overhead costs, are included within the corporate charges on the statement of income. Where it is possible to specifically attribute such expenses to activities of Pharmica, these amounts have been charged or credited directly to Pharmica without allocation or apportionment. Allocation of all other such expenses is based on a reasonable reflection of the utilization of service provided or benefits received by Pharmica during the period.

Management believes the assumptions underlying the stand-alone financial statements, including the assumptions regarding allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by Pharmica during the periods presented. However, these shared expenses may not represent the amounts that would have been incurred had Pharmica operated autonomously or independently from Cook Group. Actual costs that would have been incurred if Pharmica had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions in various areas, including information technology and infrastructure. For an additional discussion of expense allocations, see Note 4.

Cook Group uses a centralized approach to cash management. Accordingly, cash and cash equivalents are held by Cook Group at the corporate level and were not attributed to Pharmica for the period presented. Transfers of cash, both to and from Cook Group’s centralized cash management system, are reflected as a component of Parent Company’s net investment in Pharmica on the balance sheet. Debt obligations of Cook Group have not been included in the financial statements of Pharmica because Pharmica’s assets do not collateralize the obligation between Cook Group and the debt holders.

The income tax provision on the statement of income has been calculated as if Pharmica were operating on a stand-alone basis and filed separate tax returns in the jurisdiction in which it operates. Pharmica’s operations have historically been included in the Cook Group U.S. federal and state tax returns. Cook Group’s global tax model has been developed based on its entire portfolio of businesses. Therefore, cash tax payments and items of current and deferred taxes may not be reflective of Pharmica’s actual tax balances prior to or subsequent to Pharmica operating as a stand-alone company.

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. Significant Accounting Policies

Accounting Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

In accordance with Accounting Standards Codification Topic (ASC) 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, the services have been rendered, the price is fixed or determinable and collectability is reasonably assured.

The Company’s service arrangements contain multiple elements and are accounted for in accordance with the provisions of ASC 605-25, Revenue Recognition—Multiple-Element Arrangements. The Company determines the separate units of account and if the deliverable meets the criteria of a separate unit of accounting, the arrangement consideration is allocated to each deliverable based upon its relative selling price. In determining the best evidence of selling price of a unit of account, the Company utilizes management’s best estimate of selling price as vendor-specific objective evidence and third-party evidence of selling price are unable to be utilized by the Company.

The Company recognizes revenue when the service for each deliverable has been completed. In the case of manufacturing services, revenue is recognized when products pass quality assurance testing, where the risk of loss has been transferred, service obligations have been performed, and the Company is entitled to payment under the terms of the contract.

In the case of other services such as process validation, quality control, studies, and development, revenue is recognized at the completion of the service and the Company is entitled to payment under the terms of the contract.

Deferred revenue represents the amount of payment the Company has received in advance of services provided. Deferred revenue is recognized as revenue when the related services have been completed.

Cash and Cash Equivalents

Cash and cash equivalents comprise highly liquid investments with original maturities of less than three months at the date of purchase.

Accounts Receivable

Pharmica performs periodic credit evaluations of customers’ financial condition and generally does not require collateral. Accounts receivable are carried at their face amounts. Pharmica maintains an allowance for doubtful accounts for estimated losses in the collection of these receivables. Pharmica makes estimates regarding the future ability of its customers to make required payments based on historical experience, the age of the accounts receivable balances, credit quality of Pharmica’s customers, current economic conditions, expected future trends, and other factors that may affect customers’ ability to pay. Individual accounts are written off against the allowance for doubtful accounts after all reasonable collection efforts have been exhausted.

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. Significant Accounting Policies (continued)

Concentration of Risk

Pharmica had certain customers that individually accounted for 10% or more of the Company’s external net revenues, or whose accounts receivable balances individually represented 10% or more of the Company’s total accounts receivable.

For the year ended December 31, 2016, three customers accounted for 43% of external net revenues. At December 31, 2016, two customers represented 27% of accounts receivable.

Financial Instruments

ASC 820, Fair Value Measurement, establishes a three-level valuation hierarchy for fair value measurements of assets and liabilities re-measured at fair value on a recurring basis in the accompanying financial statements. These valuation measurements are based upon the transparency of inputs (observable and unobservable) to the valuation of an asset or liability as of the measurement date. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s market assumptions. These two types of inputs create the following fair value hierarchy:

Level 1—Valuation is based on quoted prices for identical assets or liabilities in active markets.

Level 2—Valuation is based on quoted prices for similar assets or liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for the full term of the financial instrument.

Level 3—Valuation is based upon other unobservable inputs that are significant to the fair value measurement.

The fair values of cash and cash equivalents, accounts receivable, and accounts payable approximate their carrying values due to their short-term maturities.

Inventories

Inventories are stated at the lower of first-in, first-out cost or market. Inventories at December 31 consisted of the following:

2016
Raw materials	$19,465,563
Less allowance	2,772,275

$16,693,378

Property and Equipment

Land, buildings, equipment, and construction-in-progress are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight-line method at rates that are intended to depreciate the cost of these various assets over their estimated useful lives, as follows: buildings—39 years, land improvements with identifiable useful lives—20 years, furnishings and equipment—3 to 7 years, automobiles—5 years.

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. Significant Accounting Policies (continued)

Property and equipment at December 31 consisted of the following:

2016
Land	$5,224,514
Buildings and improvements	142,656,456
Plant equipment	102,260,536
Office furniture and equipment	9,449,753
Automobiles	26,400
Construction-in-progress	32,063,757

291,601,416
Less accumulated depreciation	117,968,749

$173,712,667

The Company has various purchase commitments for raw materials, supplies and property and equipment incidental to the ordinary conduct of business. Additions to property and equipment that remain unpaid were $1,297,241 at December 31, 2016.

Pharmica identifies and records impairment losses on long-lived assets whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable from the estimated future cash flows expected to result from their use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. Pharmica did not incur any impairment charges for the year ended December 31, 2016.

Research and Development

Research and development costs are expensed as incurred. The Company performs research and development on behalf of a Cook Group affiliate and is reimbursed for these costs as discussed in Note 4.

Advertising Costs

Pharmica expenses all advertising costs as incurred. Advertising costs were $265,263 for the year ended December 31, 2016, and are classified as sales, marketing, and administrative expenses on the statement of income.

Shipping and Handling Costs

Pharmica reflects freight costs associated with shipping products to customers as a component of cost of revenues.

Net Parent Investment

Net parent investment represents Cook Group’s initial investment in Pharmica, subsequent allocations of expenses, and advances and receipts of cash resulting from the operations of Pharmica and Cook Group. The balance also is the result of Pharmica’s participation in Cook Group’s centralized cash management program to which all of Pharmica’s cash receipts are remitted and under which all cash disbursements are funded by Cook

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. Significant Accounting Policies (continued)

Group and includes amounts due from or owed to Cook Group. Other transactions affecting the net parent investment include general and administrative expenses incurred by Cook Group and allocated to Pharmica. Changes in amounts owed to or due from Cook Group are included in net transactions with parent company on the statement of cash flows as a financing activity.

Income Taxes

Income taxes are presented on a separate return basis as if Pharmica were a stand-alone taxable entity. Historically, Pharmica, as a disregarded entity, has been included as a component in the consolidated tax return of Cook Group. Pharmica accounts for income taxes under the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequence of events that have been recognized in Pharmica’s financial statements or income tax returns. Income taxes are recognized during the period in which the underlying transactions are recorded. Deferred taxes are provided for temporary differences between amounts of assets and liabilities as recorded for financial reporting purposes and such amounts as measured by tax laws. If Pharmica determines that a deferred tax asset arising from temporary differences is not likely to be utilized, Pharmica will establish a valuation allowance against that asset to record it at its expected realizable value.

Pharmica recognizes uncertain tax positions when it is more likely than not that the tax position will be sustained upon examination by relevant taxing authorities, based on the technical merits of the position.

New Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. Under the new standard, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In order to do so, an entity would follow the five-step process for in-scope transactions: (1) identify the contract with a customer, (2) identify the separate performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the separate performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. For non-public entities, the provisions of the new standard are effective for annual reporting periods beginning after December 15, 2018. An entity can apply the new revenue standard retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the standard recognized at the date of initial application in retained earnings. Pharmica is in the process of determining its approach to the adoption of this new revenue recognition standard, as well as the anticipated impact to the financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 provides guidance about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and for annual periods thereafter. Early adoption is permitted. The adoption of ASU 2014-15 is not expected to have an impact on Pharmica’s financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory, to simplify the guidance on the subsequent measurement of inventory, excluding inventory measured

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. Significant Accounting Policies (continued)

using last-in, first-out or the retail inventory method. Under the new standard, inventory should be at the lower of cost and net realizable value. The new accounting guidance is effective for annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of ASU 2015-11 is not expected to have a material impact on Pharmica’s financial statements.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. This update requires that deferred tax assets and liabilities be classified as non-current on a statement of financial position. The update is effective for annual periods beginning after December 15, 2017, with early adoption permitted. The Company adopted this standard during 2016, on a retrospective basis, and has reflected net deferred tax liability in the net non-current deferred income tax liability caption on its consolidated balance sheet at December 31, 2016.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 requires that (i) equity investments in unconsolidated entities that are not accounted for under the equity method of accounting generally be measured at fair value with changes recognized in net income (loss) and (ii) when the fair value option has been elected for financial liabilities, changes in fair value due to instrument-specific credit risk be recognized separately in other comprehensive income (loss). Additionally, ASU 2016-01 changes the presentation and disclosure requirements for financial instruments. The amendments in this standard are effective for Pharmica in the fiscal year 2017, with early adoption not permitted. Pharmica is currently evaluating the impact of this standard on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The amendments in this update require lessees, among other things, to recognize lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under previous authoritative guidance. This update also introduces new disclosure requirements for leasing arrangements. ASU 2016-02 will be effective for Pharmica in fiscal year 2020, but early application is permitted. Pharmica is currently evaluating the impact of this update on the financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The amendment significantly changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The standard will require an “expected loss” model for instruments measured at amortized cost. For available-for-sale debt securities, entities will be required to record allowances rather than reduce the carrying amount, as they do today under the other-than-temporary impairment model. It also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 will be effective for Pharmica in fiscal year 2021. Pharmica is currently evaluating the impact of this update on the financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The amendment clarifies how entities should classify certain cash receipts and cash payments on the statement of cash flows. The guidance also clarifies how the predominance principle should be applied when cash receipts and cash payments have aspects of more than one class of cash flows. ASU 2016-15 will be effective for Pharmica in fiscal year 2019, but early application is permitted. The adoption of ASU 2016-15 is not expected to have a material impact on Pharmica’s financial statements.

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. Significant Accounting Policies (continued)

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. The amendment in this update requires companies to account for the income tax effects of intercompany sales and transfers of assets other than inventory (e.g., intangible assets) when the transfer occurs. The new guidance will require companies to defer the income tax effects only of intercompany transfers of inventory. ASU 2016-16 will be effective for Pharmica in fiscal year 2019, but early application is permitted. The guidance requires companies to apply a modified retrospective approach. Pharmica is currently evaluating the impact of this update on the financial statements.

3. Income Taxes

During the period presented in the financial statements, the Company, as a disregarded entity, was included in the tax grouping of the Parent Company. The income tax benefit included in these financial statements has been calculated using the separate return basis, as if the Company filed separate tax returns. The income tax benefit for the year ended December 31 consisted of the following:

2016
Current:
Federal	$—
State	28,370

Total current expense	28,370

Deferred:
Federal	—
State	65,574

Total deferred tax expense	65,574

Total income tax expense	$93,944

The following is a reconciliation of the effective income tax rate for the year ended December 31:

2016
U.S. federal statutory income tax rate	35.0%
State taxes, net of federal benefit	0.3
Valuation allowance release	(34.2)
Other	(0.8)

Effective tax rate	0.3%

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. Income Taxes (continued)

Deferred tax assets and liabilities reflect the future tax consequences of events that have already been recognized in the financial statements or income tax returns. Deferred tax assets and liabilities consisted of the following at December 31:

2016
Deferred tax assets:
Inventory cost and related reserves	$1,462,199
Net operating loss carryforwards	124,195,221
State tax credit carryforwards	9,395,718
Accrued expenses and allowances	539,306
Compensation and employee benefits	1,611,385
Intangibles	8,859,254
Deferred revenue	2,324,970

148,388,053
Valuation allowance	123,476,187

Total deferred tax assets	24,911,866

Deferred tax liabilities:
Property and equipment	24,850,678
Other, net	100,239

Total deferred tax liabilities	24,950,917

Deferred tax liabilities, net	$39,051

As of December 31, 2016, Pharmica had federal and state net operating loss carryforwards, tax effected, of $124,195,221. These carryforwards will begin expiring in 2024. The Company provides a valuation allowance against net deferred tax assets if, based on operating results and other objectively verifiable evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Company has a three-year cumulative pretax loss, and a valuation allowance of $114,080,469 has been provided against the net operating loss. Pharmica has a state income tax credit carryforward of $9,395,718. This credit never expires. A full valuation allowance has been provided against this credit carryforward.

The Company considers all available evidence, both positive and negative when assessing the need for the valuation allowance. The Company will assess each reporting period whether it remains more likely than not that the deferred tax assets will not be realized. In the event the Company determines at a future time that it could realize its deferred tax assets in excess of the net amount recorded, the Company will reduce its deferred tax asset valuation allowance and decrease income tax expense in the period when the Company makes such determination.

Pharmica is included as part of the consolidated tax return of Cook Group. Cook Group is no longer subject to U.S. federal, state, or local income tax examinations in major taxing jurisdictions for years prior to 2013. The Company has been audited by the Internal Revenue Service through 2013. The Company did not make any income tax payments during 2016.

The Company recognizes both accrued interest and penalties related to unrecognized tax benefits in income tax expense. During the year ended December 31, 2016, the Company recognized a benefit of $26,000 related to interest and penalties. As of December 31, 2016, the Company had accrued $11,000 for the payment of interest and penalties.

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. Related-Party Transactions

All significant intercompany transactions between Pharmica and Cook Group have been included in the financial statements and are considered to be effectively settled for cash in the financial statements. In the statement of parent company net investment in Pharmica, the invested equity returned to Cook Group is the net of a variety of intercompany transactions, including, but not limited to, receipt of payment from customers, payment of trade payables and accrued liabilities, settlement of charges for allocated corporate costs, and payment of taxes by Cook Group on Pharmica’s behalf.

Pharmica utilizes centralized functions of Cook Group to support its operations, and in return, Cook Group allocates certain of its expenses to Pharmica. Such expenses represent costs related, but not limited to, treasury, legal, accounting, insurance, information technology, payroll administration, human resources, benefit plans, and other services. These costs, together with an allocation of Cook Group overhead costs, are included within the corporate charges caption on the statement of income. Where it is possible to specifically attribute such expenses to activities of Pharmica, these amounts have been charged or credited directly to Pharmica without allocation or apportionment. Allocation of all other such expenses is based on a reasonable reflection of the utilization of service provided or benefits received by Pharmica during the period presented, such as headcount, transactions processed, usage, or revenue. Pharmica’s management supports the methods used in allocating expenses and believes these methods to be reasonable estimates.

Nevertheless, the financial statements may not include all of the actual expenses that would have been incurred and may not reflect Pharmica’s results of operations, financial position, or cash flows had it been a stand-alone company during the period presented. It is not practicable to estimate actual costs that would have been incurred had Pharmica been a stand-alone company during the period presented.

Actual costs that would have been incurred if Pharmica had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

Pharmica provides contract manufacturing services to a Cook Group affiliate. The Company recognized $9,441,724 in revenue during 2016 related to these services.

Pharmica licenses intellectual property from a Cook Group affiliate and pays a royalty fee for its usage. The Company recognized royalty fees related to the license of $1,627,558 during 2016, which is included in other expense, net on the statement of income.

Pharmica performs research and development on behalf of a Cook Group affiliate and recharges the affiliate its total research and development cost, an overhead factor, and a 6% markup. The Company recognized research and development income related to this arrangement of $1,218,204 during 2016, which is included in other expense, net on the statement of income.

Pharmica leases space within its warehouse to Cook Group affiliates. The Company recognized lease income related to these arrangements of $601,927 during 2016 and is included in Other expense, net in the Statement of Income.

Pharmica utilizes an employee in France and is charged by a Cook Group affiliate for the employee’s salary, benefits, travel expenses, communication costs, and other cost plus a 6% markup. The Company recognized expense related to this arrangement of $288,828 during 2016, which is included in other expense, net on the statement of income.

COOK PHARMICA LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. Leases

Pharmica leases vehicles from a Cook Group affiliate. Leases expire at varying dates through May 15, 2021, and there are various renewal options. Future minimum rental commitments at December 31, 2016, for non-cancelable operating lease agreements are as follows:

2017	$77,277
2018	60,061
2019	21,586
2020	6,470
2021	3,000
Thereafter	—

Total minimum lease payments	$168,394

Rent expense amounted to $76,484 in 2016.

6. Commitments and Contingencies

Pharmica is a party to certain claims, legal actions, and complaints related to employment and other matters arising in the ordinary course of business or asserted by way of defense or counterclaim in actions filed by Pharmica. Management believes that its defenses are substantial in each of these matters and that Pharmica’s legal position can be successfully defended without material adverse effect on its financial statements.

There can be no assurance that Pharmica will prevail in any particular case. An adverse outcome in one or more cases in which Pharmica is involved would not have a material adverse effect on Pharmica’s financial position or liquidity but could possibly be material to the results of operations in any single accounting period.

Management believes that Pharmica’s risk-management practices, including insurance coverage, are adequate to protect against potential losses.

7. Employee Benefit Plans

Pharmica participates in a defined contribution, profit-sharing plan sponsored by Cook Group that covers substantially all employees. The employees may elect to contribute up to 50% of their annual compensation, subject to certain limitations. Cook Group matches 100% of employee contributions up to the first 4% of each employee’s wages. A discretionary company contribution can be made based upon a rate determined by Cook Group. Retirement expense related to this plan was $2,422,417 in 2016.

Pharmica also participates in a non-qualified, supplemental retirement benefit plan sponsored by Cook Group for selected employees. Cook Group has established a trust to provide funding for payments due under this deferred compensation plan. Retirement benefits are accumulated through participant annual elective compensation deferrals and discretionary Cook Group contributions. The plan’s fair value of assets was $43,115 at December 31, 2016. Employer contributions with respect to this plan were $12,591 in 2016.

8. Subsequent Events

Pharmica evaluated subsequent events for recognition or disclosure through July 31, 2017, the date the accompanying financial statements were available to be issued.